UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	February 15, 2005

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

        On February 15, 2005, the Human Resources Committee (the “Committee”) of the Board of Directors of Harley-Davidson, Inc. (the “Company”), as administrator of the Company’s 2004 Incentive Stock Plan (the “Plan”), approved a general form of option award agreement and a special form of option award agreement and a general form of restricted stock award agreement and a special form of restricted stock award agreement under the Plan. On that date, the Committee also approved awards to approximately 480 employees of the Company and its subsidiaries, including executive officers and management, of (i) options to purchase shares of common stock of the Company under the Plan for which the general form of option agreement and/or the special form of option agreement serves as the award agreement and (ii) restricted shares of common stock of the Company under the Plan for which the general form of restricted stock award agreement and/or the special form of restricted stock award agreement serves as the award agreement.

        The forms of award agreements are being filed as Exhibits 99.1 through 99.4.

        On February 15, 2005, the Committee also approved payouts to approximately 9,000 employees of the Company and its subsidiaries, including executive officers and management, under the Company’s short term incentive plans relating to 2004 performance. The approved payouts were based on 2004 performance relative to goals that the Committee established in December 2003.  During 2004, the Company and its affiliates had four separate Committee-approved short-term incentive plans in which employees participated:  the Company’s Amended Corporate Short Term Incentive Plan (the “Corporate STIP”); the Harley-Davidson Motor Company 2004 Short Term Incentive Plan, which encompasses Harley-Davidson Motor Company Operations, Inc., Harley-Davidson Motor Company Group, Inc. and Harley-Davidson Motor Company, Inc. (the “Motor Company STIP”); the Harley-Davidson Financial Services 2004 Short Term Incentive Compensation Plan (the “HDFS STIP”); and the Buell Motorcycle Company 2004 Short Term Incentive Plan (the “Buell STIP”). The majority of the employees (over 8,750 employees) were covered by the Motor Company STIP (including a majority of the executive officers).

        As determined on February 15, 2005, the 2004 Corporate STIP formula provided a bonus based on earnings per share growth as the sole performance criterion. Award payouts under the Motor Company STIP were based upon Motor Company financial targets related to earnings before interest and taxes and objectively-measured strategic targets related to product quality and customer satisfaction. Award payouts under the 2004 HDFS STIP were based on the percentage increase in operating income and rate of return on equity. Award payouts under the 2004 Buell STIP were based on earnings before interest and taxes, performance against budget and objectively-measured strategic targets related to product quality and cost.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On February 15, 2005, the Company’s Board of Directors approved amendments to the Company’s By-Laws. The following summary of the amendments to the Company’s By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s By-Laws, as amended, which is filed as Exhibit 99.5 and incorporated by reference herein.

Article I:  Shareholders

•	Special Meetings of Shareholders. For purposes of determining whether holders of record of at least 10% of all votes entitled to be cast on any issue proposed to be considered at a special meeting of shareholders have submitted valid written demands for a special meeting of shareholders pursuant to a demand of shareholders, the record date for submitting demands will be treated as if it were the record date for the special meeting. In addition, the definition of “Soliciting Shareholder” has been amended to clarify that an affiliate of a Soliciting Shareholder will in all cases be considered a “Soliciting Shareholder” for purposes of the Company’s By-Laws if such affiliate is a member of the Soliciting Shareholder’s “group” for purposes of Rule 13d-5 under the Securities Exchange Act of 1934, as amended.

•	Place of Meeting. In addition to the Board of Directors, the Chairman of the Board and the President of the Company may now designate the place to reconvene an adjourned meeting.

•	Notice of Meeting. With respect to a special meeting of shareholders pursuant to a demand of shareholders, notice of such meeting must be sent prior to the later of (a) two days after the record date for the special meeting and (b) 30 days after the date that valid written demands for the special meeting by the holders of record as of the relevant record date of shares representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting are delivered to the Company (the “Delivery Date”).

•	Adjournment; Postponement. This provision has been expanded to detail the circumstances under which a shareholder meeting may be postponed or adjourned and the procedures that must be followed to postpone or adjourn a meeting. Pursuant to this provision, a special meeting of shareholders pursuant to a demand of shareholders cannot be postponed beyond the 100th day following the Delivery Date.

•	Conduct of Meetings. This provision provides that the Company’s Chief Executive Officer, or in his or her absence an officer designated by the Board of Directors, shall preside over shareholders’ meetings and that the Company’s Secretary, or in his or her absence an officer designated by the Board of Directors, shall act as the secretary at shareholders’ meetings. The Board of Directors may adopt rules and regulations for shareholders’ meetings as it deems appropriate, which rules and regulations can be supplemented by the chairman of the meeting to the extent not inconsistent with the rules and regulations adopted by the Board of Directors.

Article IV:  General Provisions

•	Notices. This provision has been amended to expand the permitted means of delivering notices to directors and shareholders.

Article V:  Indemnification

•	Article V has been expanded to clarify the circumstances under which the Company will indemnify its directors and officers and now addresses, among other things, mandatory indemnification, procedural requirements, the process for making a determination of indemnification rights, circumstances under which the Company must or is permitted to allow expenses to a director, officer or an affiliate of the Company, maintenance of insurance, notice requirements, the nonexclusivity of a director’s or officer’s indemnification rights under the Company’s By-Laws and the contractual nature of Article V. Prior to these amendments, the Company’s By-Laws provided in general terms that the Company would indemnify its employees, directors and officers to the fullest extent permitted under the Wisconsin Business Corporation Law.

Item 8.01.	Other Events.

        On February 15, 2005, the Company announced that its Board of Directors approved a quarterly cash dividend of 12.5 cents per share, payable on March 25, 2005 to all shareholders of record as of March 8, 2005. A copy of the press release is attached hereto as Exhibit 99.6.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being furnished herewith:

(99.1)	Form of Notice of Grant of Stock Options and Option Agreement of Harley-Davidson, Inc.

(99.2)	Form of Notice of Special Grant of Stock Options and Option Agreement of Harley-Davidson, Inc.

(99.3)	Form of Notice of Award of Restricted Stock and Restricted Stock Agreement of Harley-Davidson, Inc.

(99.4)	Form of Notice of Special Award of Restricted Stock and Restricted Stock Agreement of Harley-Davidson, Inc.

(99.5)	By-Laws of Harley-Davidson, Inc., as amended February 15, 2005.

(99.6)	Press Release of Harley-Davidson, Inc., dated February 15, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: February 22, 2005	By:	/s/ Gail A. Lione
Gail A. Lione Vice President, General Counsel and Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K
Dated February 15, 2005

Exhibit Number

(99.1)	Form of Notice of Grant of Stock Options and Option Agreement of Harley-Davidson, Inc.

(99.2)	Form of Notice of Special Grant of Stock Options and Option Agreement of Harley-Davidson, Inc.

(99.3)	Form of Notice of Award of Restricted Stock and Restricted Stock Agreement of Harley-Davidson, Inc.

(99.4)	Form of Notice of Special Award of Restricted Stock and Restricted Stock Agreement of Harley-Davidson, Inc.

(99.5)	By-Laws of Harley-Davidson, Inc., as amended February 15, 2005.

(99.6)	Press Release of Harley-Davidson, Inc., dated February 15, 2005.